Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

OF

FREEPORT-MCMORAN INC.

OFFER TO EXCHANGE

UP TO $179,127,000 REGISTERED 6.125% SENIOR NOTES DUE 2019 FOR ANY AND ALL OUTSTANDING UNREGISTERED 6.125% SENIOR NOTES DUE 2019,

UP TO $552,107,000 REGISTERED 6.50% SENIOR NOTES DUE 2020 FOR ANY AND ALL OUTSTANDING UNREGISTERED 6.50% SENIOR NOTES DUE 2020,

UP TO $228,133,000 REGISTERED 6.625% SENIOR NOTES DUE 2021 FOR ANY AND ALL OUTSTANDING UNREGISTERED 6.625% SENIOR NOTES DUE 2021,

UP TO $403,707,000 REGISTERED 6.75% SENIOR NOTES DUE 2022 FOR ANY AND ALL OUTSTANDING UNREGISTERED 6.75% SENIOR NOTES DUE 2022, AND

UP TO $728,030,000 REGISTERED 6.875% SENIOR NOTES DUE 2023 FOR ANY AND ALL OUTSTANDING UNREGISTERED 6.875% SENIOR NOTES DUE 2023

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2017 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

Registered holders of 6.125% Senior Notes due 2019, 6.50% Senior Notes due 2020, 6.625% Senior Notes due 2021, 6.75% Senior Notes due 2022, and 6.875% Senior Notes due 2023 (the “old notes”) issued by Freeport-McMoRan Inc., a Delaware corporation (the “Company”), who wish to tender their old notes in exchange for a like principal amount of new 6.125% Senior Notes due 2019, 6.50% Senior Notes due 2020, 6.625% Senior Notes due 2021, 6.75% Senior Notes due 2022, and 6.875% Senior Notes due 2023 (the “new notes”), and whose old notes are not immediately available or who cannot deliver their new notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “exchange agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery.

This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by email and an original delivered by guaranteed overnight courier) or mailed to the exchange agent. See “Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.

The exchange agent for the exchange offer is:

U.S. Bank National Association

By Mail or in Person

National Association

Attention: Specialized Finance—Mike Tate

111 Filmore Avenue

St. Paul, MN 55107-1402

By Email or Facsimile Transmission (for Eligible Institutions Only)

Email: cts.specfinance@usbank.com

Fax: (651) 466-7367

For Information and to Confirm by Telephone

(800) 934-6802

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, dated            , 2017, of Freeport-McMoRan Inc. (the “Prospectus”), receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name of Tendering Holder	Name and address of registered holder as it appears on the Outstanding Notes (Please Print)	Certificate Number(s) of Outstanding Notes Tendered (or Account Number at Book-Entry Facility)	Principal Amount of Outstanding Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the exchange agent at its address set forth on the reverse hereof, the certificates representing the old notes (or a confirmation of book-entry transfer of such old notes into the exchange agent’s account at the book-entry facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:

(Authorized Signature)

Address:	Title:

Name:

(Zip Code)	(Please type or print)

Area Code and Telephone No.:	Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.